Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 31, 2015 with respect to the consolidated financial statements and schedule included in the Annual Report of Norcraft Companies, Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Norcraft Companies, Inc. on Form S-8 (File No. 333-192199).

/s/Grant Thornton LLP

Minneapolis, Minnesota
March 31, 2015